UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Madison Avenue, 17th Floor New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item.       5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2012, GlobalOptions Group, Inc. (the “Company”) entered into a Support Agreement (the “Genesis Support Agreement”) with Genesis Capital Advisors LLC, Genesis Opportunity Fund, L.P., and Genesis Asset Opportunity Fund, L.P. (collectively, “Genesis”), who collectively beneficially own approximately 27.6% of the Company’s outstanding common stock.  Pursuant to the Genesis Support Agreement, the Company is required to increase the size of the Board of Directors (the “Board”) to six (6), and as long as Genesis beneficially owns 22% of the Company’s common stock, to appoint two designees selected by Genesis (the “Genesis Designees”) to the Board.  Genesis proposed to the Company that Mr. Eli Dominitz and Mr. Kenneth Polinsky be appointed as the Genesis Designees.  On April 2, 2012, the Board increased the size of the Board to six (6) directors and following the resignation of John D. Chapman as a director, appointed each of Messrs. Dominitz and Polinsky as directors.

Mr. Dominitz currently serves as a paid consultant to, and the Senior Vice President of Corporate Development of, Committed Capital Acquisition Corporation (“CCAC”), a publicly traded company formed for the purpose of making acquisitions.  CCAC was formed by and is managed by Broadband Capital Management LLC (“Broadband”) which the Company entered into a non-exclusive agreement with to assist it in its search for a target business.  Mr. Dominitz also shares office space with Broadband and Broadband has guaranteed CCAC’s obligations to Mr. Dominitz and has agreed to indemnify Mr. Dominitz for all claims and losses he suffers arising in connection with his services to CCAC.

Item.       8.01.  Other Events.

On April 6, 2012, the Company announced that it has changed its primary focus from that of preparing and analyzing a plan to wind down the Company and distribute cash to stockholders to one of affirmatively pursuing an acquisition strategy for a period of six months, and if unable to effectively identify and conclude a transaction, then reevaluate the acquisition strategy to determine whether the company should continue to pursue such acquisition or distribution strategy.  The Company also announced that it had engaged Broadband as its non-exclusive advisor to identify private companies with strong growth potential and proven management teams.

The foregoing description is qualified in its entirety by reference to the Company’s press release dated April 6, 2012, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item.       9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated April 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2012	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Harvey W. Schiller
		Name:	Harvey W. Schiller, Ph.D.
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 6, 2012.